Exhibit 4(f)




                              STOCKHOLDER AGREEMENT

                           dated as of September 3, 1996

                                  by and among

                        BIL (FAR EAST HOLDINGS) LIMITED,

 .
                       GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                       and

                                 IRWIN SELINGER

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                                TABLE OF CONTENTS

      This Table of Contents is not part of the Stockholder Agreement to which it is attached but is inserted for convenience only.

                                                                            Page
                                                                             No.
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS
         1.01  Definitions...................................................  2

                                   ARTICLE II

                               BOARD OF DIRECTORS

         2.01  Composition of Board of Directors.............................  5
         2.02  Resignations and Designations.................................  6

                                   ARTICLE III

                    FIRST REFUSAL RIGHTS; TRANSFER OF SHARES

         3.01  Restriction on Certain Transfers..............................  7
         3.02  Legend  ......................................................  9

                                   ARTICLE IV

                       BIL'S RIGHTS TO PURCHASE ADDITIONAL
                          EQUITY SECURITIES; STANDSTILL

         4.01  Limitation on Acquisition of Equity Securities................ 10
         4.02  Right to Purchase Equity Securities........................... 10
         4.03  Standstill.................................................... 11

                                    ARTICLE V

                 COVENANTS OF BIL IN CONNECTION WITH THE MERGER

         5.01  Ownership of E&J Shares; Approval of Merger
                  Agreement.................................................. 12
         5.02  No Solicitation............................................... 13

                                   ARTICLE VI

                                 INDEMNIFICATION
         6.01  Indemnification of the Company................................ 14
         6.02  Waiver of Environmental Indemnity............................. 14


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                                                                            Page
                                                                             No.
                                                                            ----

                                   ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF BIL

         7.01  Incorporation of BIL.......................................... 15
         7.02  Authority..................................................... 15
         7.03  No Conflicts.................................................. 15
         7.04  Governmental Approvals and Filings............................ 16

                                  ARTICLE VIII

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         8.01  Incorporation................................................. 16
         8.02  Authority..................................................... 16
         8.03  No Conflicts.................................................. 16
         8.04  Governmental Approvals and Filings............................ 17

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.01  Survival of Representations, Warranties,
                  Covenants and Agreements................................... 17
         9.02  Termination................................................... 17
         9.03  Amendment and Waiver.......................................... 17
         9.04  Notices ...................................................... 18
         9.05  Entire Agreement.............................................. 19
         9.06  No Third Party Beneficiary.................................... 20
         9.07  No Assignment; Binding Effect................................. 20
         9.08  Specific Performance; Legal Fees.............................. 20
         9.09  Headings...................................................... 20
         9.10  Invalid Provisions............................................ 20
         9.11  Governing Law................................................. 21
         9.12  Consent to Jurisdiction and Service of Process................ 21
         9.13  Counterparts.................................................. 21

                             SCHEDULES AND EXHIBITS

Schedule I        E&J Shares Owned by BIL
Schedule II       Indemnified Proceedings
Exhibit  A        Irrevocable Proxy


                                     - ii -

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      This STOCKHOLDER AGREEMENT dated as of September 3, 1996 is made and entered into by and among BIL (Far East Holdings) Limited, a Hong Kong corporation ("BIL"), Graham-Field Health Products, Inc., a Delaware
 corporation (the "Company"), and Irwin Selinger, an individual residing at 73 Bacon Road, Old Westbury, New York ("Mr. Selinger").

      WHEREAS, the Company, E&J Acquisition Corp., a Delaware corporation wholly-owned by the Company ("Sub"), BIL and Everest & Jennings International Ltd., a Delaware corporation ("E&J"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides for the merger of Sub with and into E&J and for E&J to become a wholly-owned subsidiary of the Company (the "Merger");

      WHEREAS, BIL is the majority stockholder of E&J and Mr. Selinger is the Chairman and Chief Executive Officer and a 6.7% stockholder of the Company;

      WHEREAS, at the Effective Time (as defined below) and in accordance with the terms of the Merger Agreement, each share of common stock, par value $.10 per share, of E&J (the "E&J Common Stock") will be converted into .35 of a share of common stock, par value $.025 per share, of the Company (the "Company Common Stock"), subject to reduction under certain circumstances, all as more fully described in the Merger Agreement;

      WHEREAS, at the Effective Time and in accordance with the terms of the Merger Agreement, BIL also, among other things, will (i) purchase shares of Company Common Stock from the Company, the proceeds of which will be used to repay certain indebtedness owing by E&J to Hong Kong and Shanghai Banking Corporation Limited, (such shares, together with the shares BIL receives in exchange for its shares of E&J Common Stock in the Merger, being referred to herein as the "BIL Common Shares"), (ii) purchase shares of a new series of Series B Cumulative Convertible Preferred Stock of the Company (the "BIL Series B Preferred Shares") in exchange for indebtedness of E&J owing to BIL and shares of convertible preferred stock of E&J owned by BIL and (iii) purchase shares of a new series of Series C Cumulative Convertible Preferred Stock of the Company (the "BIL Series C Preferred Shares", and together with the BIL Series B Preferred Shares and BIL Common Shares, the "BIL Shares") for an aggregate purchase price of $10 million, all as more fully described in the Merger Agreement;

      WHEREAS, simultaneously with the execution and delivery of this Stockholder Agreement, BIL and the Company are entering into a registration rights agreement providing for the registration for sale, under certain circumstances of its shares of Company Common Stock (the "Registration Rights Agreement"); and

      WHEREAS, as a condition to the Company's willingness to consummate the Merger and to BIL's willingness to vote its shares of capital stock of E&J in favor of the Merger, BIL, the Company and Mr. Selinger desire to establish in this Stockholder Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by BIL and the corporate governance of the Company after the Effective Time;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Stockholder Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.01 Definitions. (a) Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Stockholder
Agreement:

      "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act.

      "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

      "BIL's Pro Rata Share" means, as of the relevant Date of Issuance, the percentage of the Voting Power of all of Outstanding Voting Securities represented by the Outstanding Voting Securities then beneficially owned by the Restricted Group, rounded to the nearest whole number of shares.

      "Board of Directors" means the Board of Directors of the Company.

      "Change of Control" means and shall be deemed to have occurred if after the Effective Time individuals who qualify as Continuing Directors shall have ceased for any reason to constitute at least a majority of the Board of Directors.

      "Continuing Director" means (i) any individual serving as a member of the Board of Directors at the Effective Time (including the two designees of BIL pursuant to Section 2.01), for so long as such individual is a member of the Board of Directors, and (ii) any individual who is recommended or elected to serve as a member of the Board of Directors by at least a


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majority of the Continuing Directors then in office, for so long as such individual is a member of the Board of Directors.

      "DGCL" means the General Corporation Law of the State of Delaware.

      "Effective Time" means the time at which the Merger becomes effective under the DGCL.

      "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

      "Liens" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

      "Person" means any individual, corporation, partnership, trust, other entity or group (with the meaning of Section 13(d)(3) of the Exchange Act).

      "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such entity.

      "Restricted Group" means (i) BIL, (ii) any and all Persons directly or indirectly controlled by or under common control with BIL and (iii) any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which BIL or any Person directly or indirectly controlling, controlled by or under common control with BIL is a member, other than any such group not acting for the purpose of acquiring, holding or beneficially owning Equity Securities.

      "Rule 144" means Rule 144 as presently promulgated under the Securities
Act.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Subsidiary" means any Person in which the Company or E&J, as the case may be, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interest in, or the Voting Power of, such Person.


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      "Voting Power" means, with respect to any Outstanding Voting Securities, the highest number of votes that the holders of all such Outstanding Voting Securities would be entitled to cast for the election of directors or on any other matter (except to the extent such voting rights are dependent upon events of default or bankruptcy), assuming, for purposes of this computation, the conversion or exchange into Voting Securities of Convertible Securities (whether presently convertible or exchangeable or not) and the exercise of Rights to Purchase Voting Securities (whether presently exercisable or not), in either case to the extent that any such action would increase the number of such votes.

      "Voting Securities" means the Company Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; "Rights to Purchase Voting Securities" means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities; and "Outstanding Voting Securities" means at any time the then issued and outstanding Voting Securities, Convertible Securities (which shall be counted at the maximum number of Voting Securities for which they can be converted or exchanged) and Rights to Purchase Voting Securities (which shall be counted at the maximum number of Voting Securities for which they can be exercised).

      (b) In addition, the following terms are defined in the Sections set forth below:

         "Acceptance Notice"                         --       Section 3.01(b)
         "Alternative Proposal"                      --       Section 5.02
         "BIL"                                       --       Preamble
         "BIL Common Shares"                         --       Preamble
         "BIL Series B Preferred Shares"             --       Preamble
         "BIL Series C Preferred Shares"             --       Preamble
         "BIL Shares"                                --       Preamble
         "Business Combination"                      --       Section 4.03
         "Company"                                   --       Preamble
         "Company Common Stock"                      --       Preamble
         "Confidentiality Agreement"                 --       Section 9.05
         "Date of Issuance"                          --       Section 4.02(a)
         "Dispose" or "Disposition"                  --       Section 3.01(a)
         "E&J"                                       --       Preamble
         "E&J Common Stock"                          --       Preamble
         "E&J Shares"                                --       Section 5.01(a)
         "E&J Stockholders' Meeting"                 --       Section 5.01(c)
         "Election Notice"                           --       Section 4.02(b)
         "Election Period"                           --       Section 4.02(b)
         "Indemnified Proceedings"                   --       Section 6.01(a)
         "Issue Price"                               --       Section 4.02(a)


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         "Losses"                                    --       Section 6.01(a)
         "Merger"                                    --       Preamble
         "Merger Agreement"                          --       Preamble
         "Mr. Selinger"                              --       Preamble
         "Notice of Issuance"                        --       Section 4.02(a)
         "Offer Notice"                              --       Section 3.01(b)
         "Offer Period"                              --       Section 3.01(b)
         "Offered Securities"                        --       Section 3.01(b)
         "Offering Terms"                            --       Section 3.01(b)
         "Offeror"                                   --       Section 3.01(b)
         "Registration Rights Agreement"             --       Preamble
         "Selling Period"                            --       Section 3.01(b)
         "Sub"                                       --       Preamble

      (c) Unless the context of this Stockholder Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Stockholder Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Stockholder Agreement. Whenever this Stockholder Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      2.01 Composition of Board of Directors. (a) Effective at the Effective Time, there shall be two vacancies on the Board of Directors either by (i) an increase in the Board of Directors in accordance with the terms of the Company's Certificate of Incorporation and Bylaws, (ii) director resignations or (iii) a combination thereof. Effective at the Effective Time, the Board of Directors shall elect two designees of BIL to fill the two vacancies on the Board of Directors created in accordance with the preceding sentence, to serve from the Effective Time until the end of their respective terms. The two designees of BIL shall be elected to different classes of the Board of Directors. For so long as one or more nominees of BIL is a director of the Company, one of such nominees shall be designated as a member of the Executive Committee of the Board of Directors.

      (b) Thereafter, and subject to the next succeeding sentence, the Board of Directors shall, at each meeting of stockholders of the Company at which the term of any BIL director expires, nominate for election as a director of the Company, in accordance with the Company's procedures for nomination of directors as provided for in its Bylaws, a designee of BIL to stand for election for a succeeding term, and shall vote all management proxies in favor of such nominee, except for such proxies that specifically indicate to the contrary. Notwithstanding the foregoing, BIL shall cease to have the right to designate, or cause the nomination or election of, (i) more than one member of the Board of Directors from and after such date as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 15% of the Voting Power of all Outstanding Voting Securities or (ii) any member of the Board of Directors from and after such date as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting
Power of all Outstanding Voting Securities. The obligation of the Board of Directors hereunder to nominate for election as directors individuals designated by BIL shall be subject to the foregoing limitation.

      (c) Until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, if any director designated by BIL in accordance with this Section 2.01 shall decline or be unable to serve for any other reason, the Board of Directors shall promptly upon the request of BIL nominate or elect, as the case may be, a qualified person recommended by BIL to replace such designee; provided that BIL shall have such right only if and to the extent consistent with the foregoing provisions of this Section 2.01.

      (d) Until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, at each meeting of stockholders of the Company,
(i) the Restricted Group shall vote the Voting Securities held by the Restricted Group (x) for the nominees recommended by the Board of Directors (provided such nominees include the nominees referred to in paragraphs (a) and (b) above), (y) on all other proposals of the Board of Directors, as the Restricted Group determines in its sole discretion, and (z) on all proposals of any other stockholder of the Company, in accordance with the recommendation of the Board of Directors; and (ii) Mr. Selinger shall vote all of his Voting Securities in favor of the nominees referred to in clause (x) above.

      (e) BIL shall promptly provide to the Company, as the Company may from time to time reasonably request, information regarding BIL's designees for the Board of Directors, for inclusion in any form, report, schedule, registration statement, definitive proxy statement or other documents required to be filed by the Company with the Securities and Exchange Commission.

      2.02 Resignations and Designations. As necessary to establish or maintain the composition of the Board of Directors contemplated by Section 2.01, the Restricted Group will cause one or both of the directors designated by BIL, as the case may be, to resign from the Board of Directors.


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

                                   ARTICLE III

                    FIRST REFUSAL RIGHTS; TRANSFER OF SHARES

      3.01 Restriction on Certain Transfers.

      (a) Until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, no member of the Restricted Group shall, directly or indirectly, assign, sell, pledge, hypothecate or other transfer or dispose of ("Dispose" or a "Disposition") any Equity Securities beneficially owned by such member of the Restricted Group, except (A) a Disposition to a member of the Restricted Group who simultaneously with such Disposition agrees in a written instrument in form and substance satisfactory to the Company to be bound by the provisions of this Stockholder Agreement as though an original signatory hereto,
(B) a Disposition through a bona fide underwritten public offering registered under the Securities Act effected in accordance with the provisions of the Registration Rights Agreement, (C) a Disposition in a "brokers' transaction" pursuant to Rule 144(f), provided that, until such time as the Restricted
Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, any sales pursuant to this clause (C) shall be subject to the volume limitations set forth in Rule 144(e) (regardless of whether such volume limitations are applicable to such sale), (D) pursuant to a merger or consolidation of the Company or a recapitalization of any Equity Securities, (E) pursuant to a self-tender or exchange offer by the Company or a third party tender offer recommended by the Board of Directors or (F) a cash sale effected in accordance with the Company's right of first refusal contained in paragraph (b) below; provided that in the case of and as a condition to any cash sale pursuant to this clause (F) to a Person who, after giving effect to such purchase, would own 5% or more of the Voting Power of all Outstanding Voting Securities, such Person shall simultaneously with such purchase and sale agree in a written instrument in form and substance satisfactory to the Company to be bound by the provisions of
Section 3.01, Section 4.01 and Section 4.03 (with references in such sections to the Restricted Group being changed to references to such Person).


      (b) (i) Until such time as the Restricted Group beneficailly owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, in the event that any member of the Restricted Group (an "Offeror") wishes to sell for cash any or all Equity Securities owned by it in a transaction to which none of clauses (A) through
(E) of Section 3.01(a) is applicable, it shall first deliver a written notice (the "Offer Notice") to the Company specifying the amount and type of Equity Securities proposed to be sold (the "Offered Securities"), the identity of the proposed transferee and the price and the other bona fide terms for such sale (the "Offering Terms") and attaching a copy of the contract entered into with such transferee, which contract shall be expressly subject to the Company's right of first refusal hereunder. Such Offer Notice shall constitute an irrevocable offer (subject to the satisfaction of all regulatory requirements) to the Company, for the period of time set forth below, to purchase all or any portion of the Offered Securities on the Offering Terms. The Company may elect to purchase all, but not less than all, of the Offered Securities on the Offering Terms by delivering an irrevocable written notice specifying the number of Offered Securities it wishes to purchase (the "Acceptance Notice") to the Offeree (subject to the satisfaction of all regulatory requirements) within fifteen (15) days following receipt of the Offer Notice (the "Offer Period").

      (ii) If an Offeror's offer is not accepted by the Company within the Offer Period, the Offeror shall have a period of sixty (60) days (the "Selling Period") in which it shall be free to sell all, but not less than all, of the Offered Securities to the proposed transferee described in the Offer Notice at the Offering Terms or at prices or terms more favorable to the Offeror than the Offering Terms; provided that if such sale shall not have been consummated within the Selling Period, none of such Equity Securities may be sold and all such Equity Securities shall again be subject to the provisions of this Section
3.01 and may be Disposed of only in the manner provided in, and subject to the provisions of, this Section 3.01.

      (iii) Any purchase and sale pursuant to the provisions of Section 3.01(b)(i) shall occur on the date designated by the Company, which date shall be within sixty (60) days following the date of delivery of the Acceptance Notice, at the principal offices of the Company unless otherwise agreed, subject to the satisfaction of all applicable regulatory requirements. At any closing of a purchase and sale in accordance with this Section 3.01(b)(i), the Offeror will deliver certificates evidencing the Offered Securities to be so purchased against delivery by the Company of the price included in the Offering Terms. Such amount will be payable in immediately available United States funds. The Company and the Offeror will use their best efforts to accomplish the satisfaction of all applicable regulatory requirements with respect to such purchase, and the date on which such purchase and sale must be completed in accordance with this Section 3.01(b)(i) will be extended automatically until such time as each applicable Governmental or Regulatory Authority has given a final determination permitting or prohibiting or otherwise denying necessary authorization for such purchase and sale and, in the case of a favorable determination, for an additional five (5) business days.

      (c) The Company may not assign its right under Section 3.01(b) to purchase Offered Securities without the consent of the Offeror, which consent shall not be unreasonably withheld or delayed; provided that any such assignees agree in writing (for the benefit of the Offeror) to purchase any of the Offered Securities not being purchased by the Company in accordance with the provisions of Section 3.01(b).


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

      (d) The failure of the Company to exercise its right to purchase Offered Securities under Section 3.01(b) in connection with any one Offer Notice delivered by a member of the Restricted Group will not, in any manner, waive or otherwise impair the rights of the Company to exercise its right to purchase Offered Securities in connection with any other Offer Notice.

      3.02 Legend. Any Disposition of Equity Securities by any member of the Restricted Group also shall be subject to the terms and conditions of this
Section 3.02. Each certificate representing Equity Securities beneficially owned by any member of the Restricted Group shall be imprinted with a legend in the following form until such time (subject to the provisions of the final sentence of this Section 3.02) as all restrictions on the Disposition of such Equity Securities hereunder are terminated:

      "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY ARE REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. SUCH SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF ARTICLE III OF A CERTAIN STOCKHOLDER AGREEMENT DATED AS OF SEPTEMBER 3, 1996, BY AND AMONG GRAHAM-FIELD HEALTH PRODUCTS, INC., A DELAWARE CORPORATION, IRWIN SELINGER AND BIL (FAR EAST HOLDINGS) LIMITED, A HONG KONG CORPORATION, COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

The Company shall not (i) give effect on its books to an attempted Disposition of any Equity Securities which shall have been Disposed of in violation of any provision of this Stockholder Agreement, or (ii) treat any transferee who obtains any Equity Securities in violation of any provision of this Stockholder Agreement as the owner of such Equity Securities or accord any transferee thereof the right to vote or to receive dividends in respect of such Equity Securities. The Company will issue new certificates not imprinted with the foregoing legend to any holder of Equity Securities not subject to the restrictions on Disposition contained in this Stockholder Agreement; provided that the Company may require an opinion of counsel reasonably satisfactory to it to the effect that no legend is required under the Securities Act or applicable state securities or blue sky laws.

                                   ARTICLE IV

                       BIL'S RIGHTS TO PURCHASE ADDITIONAL
                          EQUITY SECURITIES; STANDSTILL

      4.01 Limitation on Acquisition of Equity Securities. Following the Effective Time and until the Restricted Group beneficially owns Outstanding Voting Securities representing less


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

than 5% of the Voting Power of all Outstanding Voting Securities, no member of the Restricted Group shall acquire beneficial ownership of any Equity Securities without the prior consent of the Board of Directors, which consent shall not be unreasonably withheld, except (i) the acquisition of Equity Securities pursuant to the Merger Agreement or upon the conversion of or as a dividend on the BIL Series B Preferred Shares or the BIL Series C Preferred Shares in accordance with their terms, (ii) by way of stock dividends, stock splits or other distributions or offerings made available to holders of Equity Securities generally, (iii) pursuant to plans established by the Company for members of the Board of Directors or (iv) pursuant to the exercise of BIL's right to acquire Equity Securities directly from BIL as provided for in Section 4.02.

      4.02 Right to Purchase Equity Securities. (a) Following the Effective Time and until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 15% of the Voting Power of all Outstanding Voting Securities, the Company shall not issue any Equity Securities (except by way of stock dividends or other distributions or offerings made available to holders of shares of Company Common Stock generally) after the Effective Time unless, prior to such issuance, the Company offers BIL the right to participate proportionately according to BIL's Pro Rata Share as of the date of issuance of any such Equity Securities (the "Date of Issuance") and on the same terms and conditions and at the same per unit price (the "Issue Price"). The Company shall give written notice to BIL of any such issuance as far in advance of the Date of Issuance as possible, but in no event less than 10 days in advance of the Date of Issuance (a "Notice of Issuance"). The Notice of Issuance will describe in reasonable detail the terms and conditions of the proposed issuance, including the Issue Price, the maximum number of Equity Securities that BIL will be entitled to purchase (assuming for this purpose only that BIL's Pro Rata Share does not change between the date of the giving of such notice and the Date of Issuance) on the Date of Issuance. Notwithstanding the foregoing, BIL's preemptive right set forth above shall not apply to any Equity Securities issued
(i) pursuant to that certain Warrant, dated as of March 12, 1992, as amended, by and between the Company and John Hancock Mutual Life Insurance Company, (ii) in connection with a merger, acquisition or other business combination transaction approved by the Board of Directors, (iii) in connection with any stock option or other employee benefit plans and programs of the Company approved by the Board of Directors, or (iv) in connection with any private debt financing in which the Equity Securities to be issued represent less than 2% of the Voting Power of all Outstanding Voting Securities.

      (b) BIL shall have the option to elect to purchase all or part of BIL's Pro Rata Share of the Equity Securities described in a Notice of Issuance at the Issue Price and on the other terms contained in the Notice of Issuance by notifying the Company in writing (an "Election Notice") at least two business days prior to the Date of Issuance (the "Election Period"), at


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

which time BIL (or such designee) shall become irrevocably bound (subject to the satisfaction of all regulatory requirements) to purchase such Equity Securities. Each Election Notice will indicate the number of units that BIL elects to purchase.

      (c) Any purchase and sale pursuant to the provisions of this Section 4.02 shall occur on the Date of Issuance at the principal offices of the Company unless otherwise agreed, subject to the satisfaction of all regulatory requirements. At any closing of a purchase and sale in accordance with this
Section 4.02, the Company will deliver certificates evidencing the Equity Securities to be so purchased against delivery by BIL of an amount equal to the number of units that BIL has elected to purchase multiplied by the Issue Price. Such amount will be payable in immediately available United States funds. The Company and BIL will use their best efforts to accomplish the satisfaction of all regulatory requirements with respect to such purchase, and the date on which such purchase and sale must be completed in accordance with this Section 4.02 will be extended automatically until such time as each applicable Governmental or Regulatory Authority has given a final determination permitting or prohibiting or otherwise denying necessary authorization for such purchase and, in the case of a favorable determination, for an additional five (5) business days.

      (d) The failure of BIL to exercise its right to purchase Equity Securities under this Section 4.02 in connection with any one issuance of Equity Securities by the Company will not, in any manner, waive or otherwise impair the rights of BIL to purchase BIL's Pro Rata Share in connection with any other proposed issuance of Equity Securities to which this Section 4.02 is applicable.

      (e) Notwithstanding anything contained in this Section 4.02 to the contrary, the Company may at any time, regardless of whether an Election Notice has been given, prior to the Date of Issuance abandon an offering as to which it has given a Notice of Issuance, in which case BIL shall have no further right to purchase the Equity Securities described in such Notice of Issuance.

      4.03 Standstill. Following the Effective Time and thereafter until such time as the Restricted Group beneficially owns Outstanding Voting Securities representing less than 5% of the Voting Power of all Outstanding Voting Securities, no member of the Restricted Group will, and they will not assist or encourage others (including by providing financing) to, directly or indirectly
(i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any substantial portion of the assets or Equity Securities of the Company (other than in a transaction permitted under Section 4.01 or 4.02), whether by means of a negotiated purchase of assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction ("Business Combination"), (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or form, join or in any way participate in a "group" (as defined under the Exchange Act) with respect to any Equity Securities, (iii) subject to the obligation of BIL's designees on the Board of Directors to exercise their fiduciary duties as directors, otherwise seek or propose to acquire control of the Board of Directors, (iv) take any action that could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters referred to in clause (i), (ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. No member of the Restricted Group will request the Company or any of its Representatives to amend or waive any provision of this paragraph (including this sentence) during such period. If at any time during such period a member of the Restricted Group is approached by any third party concerning its participation in any of the types of matters referred to in clause (i), (ii) or
(iii) above, such member will promptly inform the Company of the nature of such contact and the parties thereto.

                                    ARTICLE V

                 COVENANTS OF BIL IN CONNECTION WITH THE MERGER

      5.01 Ownership of E&J Shares; Approval of Merger Agreement. (a) BIL represents and warrants to the Company that it owns, beneficially and of record, as of the date hereof, the number of shares of each class of capital stock of E&J listed on Schedule I hereto (the "E&J Shares"), subject to no rights of others and free and clear of all Liens. BIL's right to vote or Dispose of the E&J Shares is not subject to any voting trust, voting agreement, voting arrangement or proxy and BIL has not entered into any contract, option or other arrangement or undertaking with respect thereto.

      (b) Until the Effective Time, BIL will not Dispose of any of the E&J Shares or any interest therein, exercise any right of conversion with respect to any E&J Shares, deposit any of the E&J Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Disposition of any of the E&J Shares.

      (c) BIL will, with respect to those E&J Shares that it owns of record on the record date for voting at any annual or special meeting of E&J stockholders to be held for the purpose of voting on the adoption of the Merger Agreement or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting (collectively, the "E&J Stockholders' Meeting"), vote such shares (or execute written consents with respect to such shares) (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any Alternative Proposal (as defined in Section 5.02) and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement, as any of the foregoing is considered and voted upon at the E&J Stockholders' Meeting.

      (d) BIL acknowledges that concurrently with the execution of this Agreement, it has executed and delivered to the Company an Irrevocable Proxy, the form of which is attached hereto as Exhibit A.

      5.02 No Solicitation. Prior to the Effective Time, BIL shall not, and it shall use its best efforts to cause its Affiliates and Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of E&J) with respect to a merger, consolidation or other business combination including E&J or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of all or any significant portion of the assets of E&J and its Subsidiaries taken as a whole or any outstanding shares of the capital stock of E&J or any Subsidiary of E&J (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions or enter into any agreements, arrangements or understandings, whether written or oral, with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by the Merger Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. BIL will promptly notify the Company if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.01 Indemnification of the Company. (a) Following the Effective Time, BIL shall indemnify and hold harmless the Company and its Subsidiaries and their respective successors and assigns, from and against any and all losses, claims, demands, liabilities, damages or deficiencies, and all related costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements (together "Losses"), suffered, sustained or incurred by any of them or to which any of them becomes subject, resulting from, relating to or arising out of any of the litigations, arbitrations and other proceedings set forth on Schedule II hereto (the "Indemnified Proceedings"); provided that BIL shall not have any obligation to provide indemnity with respect to any Indemnified Proceeding unless and until, and only to the extent that, the amount of the Losses in respect of all Indemnified Proceedings exceeds, in the aggregate, the applicable amounts reserved with respect to such Indemnified Proceedings set forth on Schedule II hereto.

      (b) The Company will, through its ownership of E&J, control all aspects of the defense and disposition of the Indemnified Proceedings; provided that the Company will not consent to any settlement of an Indemnified Proceeding with respect to which it intends to seek indemnity hereunder without the consent of BIL, which consent shall not be unreasonably withheld or delayed. BIL shall have the right to participate in and have the right to be consulted in connection with the defense or settlement of any of the Indemnified
Proceedings. BIL may retain separate counsel to represent it in, but not to control, any defense or settlement of any of the Indemnified Proceedings, and BIL shall bear its owns costs and expenses with respect to such representation.

      (c) BIL will make the indemnity payments provided for in this Section 6.01 promptly following demand therefor by the Company. If BIL disputes its obligation to make any such payments, the parties will proceed in good faith to negotiate a resolution of such dispute, and if not so resolved, such dispute shall be resolved by litigation in a court of competent jurisdiction.

      6.02 Waiver of Environmental Indemnity. BIL hereby irrevocably waives any and all rights to indemnity that BIL and its affiliates may have against E&J or any of its Subsidiaries under that certain Environmental Indemnity dated as of August 30, 1991 by E&J and certain of its Subsidiaries in favor of the Indemnitees referred to therein.

                                   ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF BIL

      BIL hereby represents and warrants to the Company as follows:

      7.01 Incorporation of BIL. BIL is a corporation duly incorporated, validly existing and in good standing under the laws of Hong Kong. BIL has the requisite corporate power and authority to execute and deliver this Stockholder Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

      7.02 Authority. The execution and delivery by BIL of this Stockholder Agreement, and the performance by BIL of its obligations hereunder, have been duly and validly authorized by all necessary corporate actions on the part of BIL, no other corporate action on the part of BIL or its stockholders being necessary. This Stockholder Agreement has been duly and validly executed and delivered by BIL and constitutes a legal, valid and binding obligation of BIL enforceable against BIL in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      7.03 No Conflicts. The execution and delivery by BIL of this Stockholder Agreement do not, and the performance by BIL of its obligations under this Stockholder Agreement and the consummation of the transactions contemplated hereby will not:

      (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the corporate charter documents of BIL;

      (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to BIL or any of its properties or assets; or

      (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require BIL to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon BIL or any of its properties or assets under any contract, agreement, plan, permit or license to which BIL is a party.

      7.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of BIL is required in connection with the execution, delivery and performance of this Stockholder Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with BIL's acquisition of Equity Securities.

                                  ARTICLE VIII

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to BIL as follows:

      8.01 Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Stockholder Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

      8.02 Authority. The execution and delivery by the Company of this Stockholder Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Company, no other corporate action on the part of the Company or its stockholders being necessary. This Stockholder Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      8.03 No Conflicts. The execution and delivery by the Company of this Stockholder Agreement do not, and the performance by the Company of its obligations under this Stockholder Agreement and the consummation of the transactions contemplated hereby will not:

      (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company;

      (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

      (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any Lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

      8.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Stockholder Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with BIL's voting agreement contained in this Stockholder Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Stockholder Agreement, BIL and the Company have the right to rely fully upon the representations and warranties of the other contained in this Stockholder Agreement. Except as provided in Section 9.02, the representations, warranties, covenants and agreements of BIL and the Company contained in this Stockholder Agreement will survive until the termination of this Stockholder Agreement.

      9.02 Termination. This Stockholder Agreement and all rights and obligations of the parties hereunder, including, without limitation, the provisions of Section 5.02, shall automatically terminate, and shall cease to be of any further force and effect, upon (i) the termination of the Merger Agreement in accordance with its terms, (ii) the mutual written agreement of BIL and the Company and (iii) a Change of Control; provided that BIL's obligations under Section 6.01 shall survive any termination of the Stockholder Agreement pursuant to clause (iii) of this Section. Notwithstanding the termination of this Stockholder Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of its representations, warranties, covenants or agreements contained in this Stockholder Agreement.

      9.03 Amendment and Waiver. (a) This Stockholder Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto. In the event that (i) any Person (other than any Person included in the Restricted Group) becomes the beneficial owner of Outstanding Voting Securities representing more than 15% but less than 100% of the Voting Power of all Outstanding Voting Securities with the approval of the Board of Directors and (ii) the restrictions imposed by the Company on the activities of such Person are less onerous in any respect than the comparable restrictions imposed on the Restricted Group by the applicable provisions of this Stockholder Agreement, such comparable provisions of this Stockholder Agreement will be revised so that they provide for comparable restrictions which are identical to the restrictions imposed on such Person, if any.

      (b) Any term or condition of this Stockholder Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Stockholder Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Stockholder Agreement on any future occasion. All remedies, either under this Stockholder Agreement or by law or otherwise afforded, will be cumulative and not alternative.

      9.04 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to BIL, to:

                  BIL (Far East Holdings) Limited
                  c/o Brierley Investments Limited
                  10 Eastcheap, 3rd Floor
                  London EC 3M 1AJ
                  United Kingdom
                  Facsimile No.:  011-44-171-369-9112
                  Attn:  Rodney F. Price, Chairman


                  with a copy to:

                  Bryan Cave LLP
                  One Metropolitan Square
                  211 North Broadway
                  Suite 3600
                  St. Louis, Missouri  63102
                  Facsimile No.:  (314) 259-2020
                  Attn:  John P. Denneen, Esq.


                  and to:

                  Brierley Investments Limited
                  22-24 Victoria Street
                  Level 6, Colonial Building
                  Wellington, New Zealand
                  Facsimile:  011-644-473-1631
                  Attn:  Mark Horton, Corporate Secretary


                  If to the Company or to Irwin Selinger, to:

                  Graham-Field Health Products, Inc.
                  400 Rabro Drive East
                  Hauppauge, New York  11788
                  Facsimile No.:    (516) 582-5608
                  Attn: Richard S. Kolodny, Esq.

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, NY  10005
                  Facsimile No.:    (212) 530-5219
                  Attn:  Robert S. Reder, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      9.05 Entire Agreement. This Stockholder Agreement supersedes all prior discussions and agreements (including the Term Sheet dated as of August 13, 1996) among the parties hereto with respect to the subject matter hereof (other than the letter agreement dated as of June 17, 1996 between the Company, BIL and E&J (the "Confidentiality Agreement"), which, except as provided below, shall survive the execution and delivery of this Stockholder Agreement in accordance with its terms), and contains, together with the Merger Agreement, the Confidentiality Agreement and the Registration Rights Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, Section 9 of the Confidentiality Agreement shall terminate and cease to have any further force or effect at the Effective Time.

      9.06 No Third Party Beneficiary. The terms and provisions of this Stockholder Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

      9.07 No Assignment; Binding Effect. Neither this Stockholder Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Stockholder Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      9.08 Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Stockholder Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. The parties hereto agree that, in the event that any party to this Stockholder Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Stockholder Agreement by the other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

      9.09 Headings. The headings used in this Stockholder Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      9.10 Invalid Provisions. If any provision of this Stockholder Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Stockholder Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Stockholder Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Stockholder Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

      9.11 Governing Law. Except to the extent that the DGCL is mandatorily applicable to the rights and obligations of the parties, this Stockholder Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

      9.12 Consent to juristiction and Service of Process. Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States District
Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any action, suit or proceeding arising in connection with this Stockholder Agreement, agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 9.04, with such service being deemed given as provided in such Section; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

      9.13 Counterparts. This Stockholder Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, each party hereto has caused this Stockholder Agreement to be signed by its officer thereunto duly authorized as of the date first above written.


                                             BIL (FAR EAST HOLDINGS) LIMITED



                                             By: /s/ Rodney Price
                                                 ______________________________
                                                 Name:  Rodney Price
                                                 Title: Director



                                             GRAHAM-FIELD HEALTH PRODUCTS, INC.



                                             By: /s/ Irwin Selinger
                                                 ______________________________
                                                 Name:  Irwin Selinger
                                                 Title: Chairman and Chief
                                                           Executive Officer



                                              /s/ Irwin Selinger
                                              _________________________________
                                              Irwin Selinger

                                                                      SCHEDULE I

                             E&J Shares Owned by BIL
                             -----------------------

          Class                                         Number
          -----                                         ------


Common Stock                                           5,779,935

Series A Preferred Stock                               7,867,842

Series B Preferred Stock                                 786,357

Series C Preferred Stock                              20,000,000

                                                                     SCHEDULE II

                             Indemnified Proceedings
                             -----------------------

Nature of Proceeding                                          Amount Reserved
- --------------------                                          ---------------

I.   July 1990, Class Action Law Suit                               $100,000
     filed in the U.S. District Court
     for the State of California
     relating to certain non-disclosures
     and misrepresentations in violation
     of the Federal securities laws (as
     more fully-described in E&J's
     Form 10-Q for the quarter ended
     March 31, 1996).

II.  Die Cast Products Litigation, relating                         $500,000
     to Law Suit filed by the State of
     California, pursuant to The Comprehensive
     Environmental Response Compensation and
     Liability Act (as more fully-described in E&J's Form 10-Q for the quarter ended
     March 31, 1996).

III. March 1993, Casmalia Site, involving                           $350,000
     inactive hazardous waste treatment and
     storage of commercial and industrial
     wastes (as more fully-described in E&J's
     Form 10-Q for the quarter ended
     March 31, 1996).

IV.  1989 Patent Infringement Case initiated                        $200,000
     against E&J in the U.S. District Court,
     Central District of California (as more
     fully-described in E&J's Form 10-Q for
     the quarter ended March 31, 1996).

V.   Comdisco Litigation.                                           $250,000

VI.  Chris Trew v. Smith & Davis                                    $170,000*
     Manufacturing Company.

- --------------------

* The establishment of this reserve shall not affect the reduction in the principal amount of the unsecured subordinated promissory note provided for in Exhibit C-1 of the Merger Agreement.

                                                                       EXHIBIT A

                                IRREVOCABLE PROXY



      The undersigned stockholder of Everest & Jennings International Ltd., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Graham-Field Health Products, Inc., a Delaware corporation ("Graham-Field"), or any designee of Graham-Field, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company owned beneficially or of record by the undersigned, which shares are listed in Schedule I to the Stockholder Agreement referred to below, and any and all other shares or securities of the Company issued or issuable with respect thereof or otherwise acquired by stockholder on or after the date hereof, until the termination date specified in the Stockholder Agreement (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the earlier of the date of termination of the Stockholder Agreement pursuant to Section 9.02 thereof (the "Termination Date") and the Effective Time of the Merger (such earlier date being hereinafter referred to as the "Proxy Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Stockholder Agreement, dated as of September 3, 1996, among Graham-Field, Irwin Selinger and the undersigned stockholder, as the same may be amended from time to time (the "Stockholder Agreement", capitalized terms not otherwise defined herein being used herein as therein defined), and is granted in consideration of the Company entering into the Merger Agreement referred to therein.

      The attorney and proxy named above will be empowered at any time prior to the Proxy Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of stockholders of the Company held prior to the Proxy Termination Date and in connection with every solicitation of written consents in lieu of such a meeting prior to the Proxy Termination Date, or otherwise, to the extent that any of the following matters is considered and voted on at any such meeting or in connection with any such consent solicitation: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and the Stockholder Agreement and each of the other actions contemplated by the Merger Agreement and the Stockholder Agreement and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company or the undersigned stockholder under the Merger Agreement or the Stockholder Agreement (before giving effect to any materiality or similar qualifications contained therein); and (iii) against any Alternative Proposal.

      The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned shareholder may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

      This proxy is irrevocable, but shall automatically terminate and be revoked and be of no further force and effect on and after the Proxy Termination Date.


Dated:  September 3, 1996              BIL (Far East Holdings)
                                             Limited



                                       By: /s/ Rodney Price
                                           --------------------------
                                       Name:  Rodney Price
                                       Title: Director




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